Exhibit 99.1

ABTC®
AMERICAN BATTERY TECHNOLOGY COMPANY

FY 2026 Full Year Financial Results

Annual Presentation
September 14, 2026

Forward-Looking Statement

This presentation contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are "forward-looking statements." Although the American Battery Technology Company's (the "Company") management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company's future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, risks and uncertainties related to the Company's ability to continue as a going concern; interpretations or reinterpretations of geologic information, unfavorable exploration results, inability to obtain permits required for future exploration, development or production, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices, final investment approval and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended June 30, 2026. The Company assumes no obligation to update any of the information contained or referenced in this presentation. Forward-looking statements also include statements concerning the impact of the federal black mass export Directive and the Company's request for an exception, changes in government policy regarding critical minerals, and the Company's ability to develop domestic sales channels for black mass.

Agenda

ABTC AMERICAN BATTERY TECHNOLOGY COMPANY

Nasdaq: ABAT

- » **CEO Opening Remarks**
- » **ABTC Business Lines**
  - **Lithium-Ion Battery Recycling**
  - **Primary Claystone-to-Lithium Hydroxide**
- » **FY26 Full Year Financial Summary**
- » **Closing**



Ryan Melsert
Chief Executive Officer



Alex Flores
Chief Finance Officer



Tiff Moehring
Head of Communications

ABTC Critical Mineral Manufacturing Businesses

ABTC AMERICAN BATTERY TECHNOLOGY COMPANY

Nasdaq: ABAT

1. A robust and **cost-competitive battery recycling industry** can ***close-the-loop*** and make a meaningful impact on near-term domestic supply
2. However, recycling alone cannot meet growing demand, therefore **domestic manufacturing of primary battery metals** needs to be ramped rapidly to ***fill-the-loop*** with low-cost and low environmental impact material
3. In addition to manufacturing primary battery metals, **domestic mineral resources need to be developed** in order to supply the primary feed for these facilities


End Use OEMs
Battery Cells
EVs, Stationary Storage, Consumer Electronics
Cell Manufacturers
Waste Products
Waste Cells
Active/Inactive Refined Materials
Chemical Refiners
Waste Material
Second Life Applications
1 Lithium-Ion Battery Recycling
2 Primary Battery Metals Manufacturing
Battery Grade Metal Feedstocks Li, Ni, Co, Mn
3 Mineral Resource Development

FY 2026 Full Year Financials

ABTC AMERICAN BATTERY TECHNOLOGY COMPANY
Nasdaq: ABAT

Financial Highlights

- **$21.7 million in Revenue**, a 407% increase over FY25
  - And an additional $1.0 million in interest income for the year
- **$24.8 million in Cost of Goods Sold**, compared to $14.9 million in FY25
  - While Revenue grew 407%, cost of goods sold increased by only 67% from $14.9 million in fiscal year 2025, reflecting the implementation of numerous operational efficiencies
  - Reduction in cash used in operations of 16%, even with substantial increase in plant throughput
- **Positive $1.7 million Adjusted gross profit** *(non-GAAP)*
  - With the removal of non-cash expenses, improved to positive $1.7 million, compared to an adjusted gross loss of $6.2 million in FY25
- **$49.5 million cash,** balance as of June 30, 2026
  - Compared to $7.5 million as of June 30, 2025
- **$132.8 million in total assets**, up from $84.5 million a year earlier
  - Driven by investment in property, equipment, and mining properties and substantial increase in cash balance
- **$0.0 million debt,** company ended the year with zero outstanding debt


ABTC
AMERICAN BATTERY TECHNOLOGY COMPANY

"Fiscal 2026 was a defining year for American Battery Technology Company as we delivered the strongest financial results in our company's history while continuing to expand America's domestic critical minerals infrastructure. Revenue increased 407% to $21.7 million, adjusted gross margin turned positive, and we ended the year with $49.5 million in cash and no debt. These achievements reflect our continued success in increasing production volumes, improving operating economics, and scaling a critical domestic source of battery materials."

~Ryan Melsert, CEO/CTO

ABTC delivered the strongest financial results in company history in FY 2026

U.S DOE Visits ABTC Facilities

- We were honored to welcome leadership from the **U.S. Department of Energy (DOE)** and the **State of Nevada** to see firsthand how ABTC's DOE-supported technologies are advancing from innovation into commercial operations and helping strengthen America's critical mineral supply chains.
- During the visit, leaders toured our commercial lithium-ion battery recycling facility and claystone-to-lithium hydroxide demonstration plant, where Department of Energy-supported technologies have advanced from research and development into pilot-scale and commercial operating environments.



U.S. Department of Energy Office of Critical Minerals and ...
1d •

It's always rewarding to see the U.S. Department of Energy (DOE)'s awardees in action!

Assistant Secretary of Energy Audrey Robertson recently toured the American Battery Technology Company (ABTC)'s commercial-scale lithium-ion battery recycling facility at the Tahoe-Reno Industrial Center.

From first-of-its-kind lithium-ion battery recycling operations to claystone-to-lithium hydroxide pilot capabilities, she saw firsthand how ABTC provides technical development and commercialization of domestic critical battery materials through lithium-ion battery recycling and battery metal extraction technologies.

ABTC currently runs three DOE-supported projects from the Manufacturing Deployment Office and Transportation Technologies Office, all of which aim to innovate battery manufacturing, recycling, and other processing technologies.

Read more about the Assistant Secretary's visit: https://lnkd.in/gG6NVP9p

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Battery Recycling Business

ABTC AMERICAN BATTERY TECHNOLOGY COMPANY
Nasdaq: ABAT

Critical Mineral Recycling Highlights: Commercial Scale Operations

- Continued ramp-up of ABTC's 20,000 tonnes per year first commercial-scale lithium-ion battery recycling facility, increasing processing rates and recycled critical mineral production throughout fiscal 2026.
- Achieved record annual recycling revenue through increased throughput, manufacturing of byproducts, and growing commercial demand for recycled critical minerals.
- Ramped manufacturing and sales of recycled products and byproducts derived from lithium-ion batteries from electric vehicles, consumer electronics, and grid-scale battery energy storage systems (BESS) supporting the proliferation of domestic data centers and artificial intelligence (AI) training models.
- Achieved the company's first-ever positive gross margin during fiscal 2026, demonstrating continued improvements in operational scale and manufacturing efficiency.
- Selected to recycle batteries from the largest lithium-ion battery cleanup project in U.S. history, representing an estimated $30 million project opportunity and further validating the company's commercial recycling capabilities.



Lithium Ion-Battery Recycling
Recovering critical materials from batteries already built

ABTC's lithium-ion battery recycling technologies recover critical minerals from EV batteries, battery energy storage systems (BESS), and consumer electronics, strengthening the domestic battery supply chain.

- *Recovery of lithium, nickel, cobalt, manganese, and other critical minerals*
- *Commercial solutions for complex, end-of-life batteries and manufacturing scrap*
- *Expanding recycling capacity 5X through site selection for 2nd Southeast facility*

Battery Recycling Business

ABTC AMERICAN BATTERY TECHNOLOGY COMPANY
Nasdaq: ABAT

Critical Mineral Recycling Highlights: Commercial Scale Operations

» Launched a landmark partnership with The Battery Network (formerly Call2Recycle), the nation's leading consumer battery stewardship and collection organization, to expand lithium-ion battery collection and recycling infrastructure across the United States and increase the domestic recovery of critical battery materials.

» Advanced development for the company's second commercial-scale battery recycling facility, designed to process approximately 100,000 tonnes of battery materials annually.

» Continued progress under the company's competitively awarded $150 million U.S. Department of Energy grant supporting construction of its second recycling facility.

» Continued advancement of next-generation critical mineral processing technologies supported by a $10 million U.S. Department of Energy grant for commercial implementation and optimization activities.

» Continued expanding domestic critical mineral manufacturing capabilities through a uniquely integrated strategy that combines battery recycling, domestic resource development, and advanced mineral processing technologies.





Proven, Integrated Technology

In-house developed next-generation technology that connects it all

ABTC's internally developed technologies uniquely enable both battery recycling and lithium mining and refining, creating an integrated critical minerals and battery materials business.

- *The only U.S. critical minerals company advancing both battery recycling and lithium resource development*
- *In-house top talent innovating integrated processing & recovery capabilities built to serve customers, partners, manufacturers, & the U.S. battery economy*
- *Manufacturing footprint expansion supported by DOE grant awarded for next-gen lithium battery recycling & refinery*

Claystone to LiOH Business

ABTC AMERICAN BATTERY TECHNOLOGY COMPANY

Nasdaq: ABAT

Primary Lithium from Claystone Highlights: Advancing Domestic Lithium Production

- Published a milestone Pre-Feasibility Study (PFS) for ABTC's Tonopah Flats Lithium Project (TFLP), one of the largest identified lithium resources in the United States, detailing approximately 21.3 million tonnes of lithium hydroxide monohydrate resource, including 2.7 million tonnes classified as proven and probable reserves.
- Continued advancement of domestic lithium claystone mine and refinery capable of producing approximately 30,000 tonnes per year of battery-grade lithium hydroxide.
- Successfully secured reinstatement of the company's $57.7 million U.S. Department of Energy cooperative agreement supporting construction of the first phase of its commercial-scale lithium hydroxide refinery.
- Completed National Environmental Policy Act (NEPA) baseline studies for the Tonopah Flats Lithium Project, representing a significant milestone supporting federal permitting activities and advancement toward project commercialization.
- Received certification from the U.S. Bureau of Land Management that the mine and refinery Plan of Operations for the TFLP has been accepted
- Selected by President Trump's National Energy Dominance Council (NEDC) and the FAST-41 Permitting Council for designation as a Priority Project for streamlined federal permitting activities.
- Continued operation and optimization of the company's integrated lithium hydroxide demonstration facility, producing battery-grade lithium hydroxide samples for customer evaluation and qualification activities.
- Advanced development of one of the largest identified lithium resources in the United States to support the development of a secure, resilient, and domestic critical minerals supply chain.



Lithium Mining & Refining

Developing one of America's largest lithium resources

ABTC is advancing domestic lithium resource development through internally designed extraction and processing technologies intended to support battery-grade critical mineral production in the United States.

- *Proprietary extraction and processing technologies*
- *Responsible development designed for long-term scale*
- *Strategic support for U.S. energy security and industrial competitiveness*
- *Fast-41 Permitting Priority Project and awarded a $900M EXIM Bank LOI*

FY26 Financial Summary

ABTC AMERICAN BATTERY TECHNOLOGY COMPANY

Nasdaq: ABAT

in $Millions	FY26	FY25	Notes
Revenue	**$21.7**	**$4.3**	407% Revenue growth from ramp of recycling facility
Interest Income	**$1.0**	**$0.0**	Increase in interest income from cash balance investments
Total Cost of Goods Sold	**$24.8**	**$14.9**	Increase of only 67%, due to implementation of facility-wide operational efficiencies
Cash Cost of Goods Sold	**$20.0**	**$10.5**	With removal of non-cash expenses, a non-GAAP measure
Income from Government Grants	**$2.1**	**$4.3**	Continued engagement with the Department of Energy and other government agencies
Cash Uses			
Used in Investing Activities	($13.6)	($2.5)	Purchase of properties and capital equipment
Used in Operating Activities	($24.2)	($28.9)	A 16% reduction even with 407% increase in revenue, through implementation of operational efficiencies
Net cash provided by financing activities	$75.6	$36.9	Proceeds from offerings and exercising of share warrants
Cash & Cash Equivalents	$49.5	$7.5	Substantially improved liquidity position
Long-term debt	$0.0	$7.7	Extinguishment of all outstanding long-term debt

Industry Updates

» A recently-issued federal Directive effectively prohibits the export of black mass for any domestic company from the United States, unless an exception or adjustment is obtained from the Department of Commerce The Directive took effect on August 27, 2026, and remains in effect for approximately one year from the date of publication.

- ABTC has submitted an exception request and has received and responded to multiple follow-up questions from the Department of Commerce, however at this time there is no conclusive response
- ABTC continues to sell the byproducts from its recycling facility, and is currently storing its short-term black mass products until there is a resolution with this Directive

Closing

ABTC AMERICAN BATTERY TECHNOLOGY COMPANY
Nasdaq: ABAT

Sincere Thanks to Our Employees, Shareholders, Partners, and Customers

ABTC AMERICAN BATTERY TECHNOLOGY COMPANY

Thank You

www.americanbatterytechnology.com
info@batterymetals.com

Information Regarding Mineral Resources

Qualified Person
The mineral resource estimates presented in the ABTC Tonopah Flats Initial Assessment and most recently filed Technical Report Summary were performed by third-party, qualified person RESPEC, LLC and were classified by geological and quantitative confidence in accordance with the Securities and Exchange Commission (SEC) Regulation S-K 1300.

Initial Assessment
Initial Assessment is a preliminary technical and economic study of the economic potential of all or parts of mineralization to support the disclosure of mineral resources. The Initial Assessment must be prepared by a qualified person and must include appropriate assessments of reasonably assumed technical and economic factors, together with any other relevant operational factors, that are necessary to demonstrate at the time of reporting that there are reasonable prospects for economic extraction. An Initial Assessment is required for disclosure of mineral resources but cannot be used as the basis for disclosure of mineral reserves. An Initial Assessment is preliminary in nature and includes Inferred Mineral Resources that are considered too speculative geologically to have the economic considerations applied that would enable them to be classified as mineral reserves. There is no certainty that the economic results of an initial assessment will be realized.

Inferred Resource
Inferred Mineral Resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. The level of geological uncertainty associated with an Inferred Mineral Resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability. Because an Inferred Mineral Resource has the lowest level of geological confidence of all mineral resources, which prevents the application of the modifying factors in a manner useful for evaluation of economic viability, an Inferred Mineral Resource may not be considered when assessing the economic viability of a mining project, and may not be converted to a mineral reserve.

Indicated Resource
Indicated Mineral Resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of adequate geological evidence and sampling. The level of geological certainty associated with an Indicated Mineral Resource is sufficient to allow a qualified person to apply modifying factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Because an Indicated Mineral Resource has a lower level of confidence than the level of confidence of a Measured Mineral Resource, an Indicated Mineral Resource may only be converted to a Probable Mineral_Reserve.

Measured Resource
Measured Mineral Resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of conclusive geological evidence and sampling. The level of geological certainty associated with a Measured Mineral Resource is sufficient to allow a qualified person to apply modifying factors, as defined in this section, in sufficient detail to support detailed mine planning and final evaluation of the economic viability of the deposit. Because a Measured Mineral Resource has a higher level of confidence than the level of confidence of either an Indicated Mineral Resource or an Inferred Mineral Resource, a Measured Mineral Resource may be converted to a Proven Mineral Reserve or to a Probable Mineral Reserve.

Probable Mineral Reserve
Probable Mineral Reserve is the economically mineable part of an indicated and, in some cases, a Measured Mineral Resource.

Proven Mineral Reserve
Proven Mineral Reserve is the economically mineable part of a Measured Mineral Resource and can only result from conversion of a Measured Mineral Resource.

Pre-Feasibility Study
A Preliminary Feasibility Study (or Pre-Feasibility Study) is a comprehensive study of a range of options for the technical and economic viability of a mineral project that has advanced to a stage where a qualified person has determined (in the case of underground mining) a preferred mining method, or (in the case of surface mining) a pit configuration, and in all cases has determined an effective method of mineral processing and an effective plan to sell the product. A Pre-Feasibility Study includes a financial analysis based on reasonable assumptions, based on appropriate testing, about the modifying factors and the evaluation of any other relevant factors that are sufficient for a qualified person to determine if all or part of the Indicated and Measured Mineral Resources may be converted to mineral reserves at the time of reporting. The financial analysis must have the level of detail necessary to demonstrate, at the time of reporting, that extraction is economically viable. A Pre-Feasibility Study is less comprehensive and results in a lower confidence level than a feasibility study. A Pre-Feasibility study is more comprehensive and results in a higher confidence level than an Initial Assessment.